Exhibit 4.15

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS

BEEN REQUESTED IS OMITTED AND NOTED WITH

“****”.

AN UNREDACTED VERSION OF THE DOCUMENT

HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT N° 4

TO THE

A320 PURCHASE AGREEMENT

BETWEEN

AIRBUS S.A.S.

as Seller

and

AVOLON AEROSPACE LEASING LIMITED

As Buyer

AMENDMENT N° 4 TO THE A320 PURCHASE AGREEMENT

This amendment N° 4 (the “Amendment N°4”) to the Agreement (as defined below) dated 23 December 2014 is made

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

and

AVOLON AEROSPACE LEASING LIMITED, a company created and existing under the laws of the Cayman Islands, having its principal place of business at The Oval, Building 1, Shelbourne Road, Ballsbridge Dublin 4, Ireland (the “Buyer”).

The Seller and the Buyer shall together be referred to as the “Parties”, each a “Party”.

WHEREAS:

A.	The Buyer and the Seller have entered into a purchase agreement dated as of the 16th December 2010 for the sale by the Seller and purchase by the Buyer of **** 320 aircraft (the “Initial Aircraft”), together with its various Exhibits and Letter Agreements and as amended and supplemented from time to time (the “Agreement”).

B.	the Buyer and the Seller entered into Amendment No.1 to the Agreement dated as of December 6th, 2012 (the “Amendment No. 1”) to reschedule certain Aircraft (CAC ID **** and ****) from **** to**** respectively in accordance with the terms of such Amendment No.1.

C.	the Buyer and the Seller entered into Amendment No.2 to the Agreement dated as of December 17th, 2012 (the “Amendment No. 2”) pursuant to which the Seller agreed to sell and the Buyer agreed to buy **** NEO Aircraft in accordance with the terms of such Amendment No. 2.

D.	the Buyer and the Seller entered into Amendment No.3 to the Agreement dated as of May 17th, 2013 (the “Amendment No. 3”) pursuant to which to which the Seller and the Buyer agreed to amend and restate Letter Agreement No. 9 to the Amendment No.2

E.	The Parties wish to further amend certain provisions of the Agreement subject to and in accordance with the terms and conditions of this Amendment N°4.

Execution Version
AVOLON – A320 Purchase Agreement -Amendment N°4,
December 2014 ref. CLC-CT1408095	Page 2 of 5

NOW IT IS HEREBY AGREED AS FOLLOWS:

0.	DEFINITIONS AND INTERPRETATION

Capitalised terms used herein and not otherwise defined in this Amendment N°4 shall have the meanings assigned thereto in the Agreement.

The terms “herein”, “hereof and “hereunder” and words of similar import refer to this Amendment N°4.

1.	AMENDMENT AND RESTATEMENT

The Parties hereby agree, with effect on and from the date of this Amendment N°4, to replace in its entirety Letter Agreement No. 2 to Amendment No. 2 with the amended and restated Letter Agreement No. 2 appended to this Amendment N°4 as Appendix 1.

2.	INCONSISTENCY AND CONFIDENTIALITY

2.1	It is hereby agreed by the Parties that this Amendment N°4 shall enter into effect and be binding upon the Parties at the date mentioned here above.

2.2	It is understood that all terms and conditions of the Agreement, including its Exhibits and Letter Agreements, in each case to the extent not amended by this Amendment N°4 (including its Appendix 1) shall remain unchanged.

2.3	In the event of any inconsistency between the terms and conditions of the Agreement and those of this Amendment N°4 (including its Appendix 1), the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force.

2.4	This Amendment N°4 shall be treated by both Parties as confidential on the terms set out in Clause 22.12 of the Agreement.

2.5	Furthermore it is hereby agreed by the Parties that the Amendment N°4, upon execution hereof, shall constitute an integral and non-severable part of the Agreement.

2.6	Except as otherwise provided by the terms and conditions herein, the Agreement, as amended by this Amendment N°4 (including its Appendix 1) contains the entire agreement of the Parties hereto and supersedes all other prior agreements, representations, understandings and negotiations, oral and written, and may be modified only by an instrument in writing signed by the Parties hereto.

Execution Version
AVOLON – A320 Purchase Agreement - Amendment N°4,
December 2014 ref. CLC-CT1408095	Page 3 of 5

IN WITNESS WHEREOF this Amendment N°4 was entered into the day and year first above written.

For and on behalf of		For and on behalf of

AVOLON AEROSPACE LEASING LIMITED		AIRBUS S.A.S.

By:	/s/ Deirdre Ní Chearbhaill	By:	/s/ Christophe Mourey

Its:	Authorised Signatory	Its:	Senior Vice President Contracts

Execution Version
AVOLON – A320 Purchase Agreement - Amendment N°4,
December 2014 ref. CLC-CT1408095	Page 4 of 5

APPENDIX 1

Appended overleaf.

Execution Version
AVOLON – A320 Purchase Agreement - Amendment N°4,
December 2014 ref. CLC-CT1408095	Page 5 of 5

LETTER AGREEMENT N°2 to AMENDMENT N°2 (as amended and restated pursuant to Amendment N°4)

AVOLON AEROSPACE LEASING LIMITED

The Oval, Building 1,

Shelbourne Road,

Ballsbridge Dublin 4,

Ireland

Subject: Order Flexibility

AVOLON AEROSPACE LEASING LIMITED, a company created and existing under laws of Cayman Islands having its principal place of business at The Oval, Building 1, Shelbourne Rd, Ballsbridge Dublin 4, Ireland (the “Buyer”) and AIRBUS S.A.S., a société par actions simplifiée created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”) entered into a purchase agreement dated December 16, 2010 (the “Original PA”) as amended pursuant to (a) an amendment N°1 dated 6 December 2012 (“Amendment N°1”) , (b) an amendment N°2 (the “Amendment N°2”) dated 17 December 2012, (c) an amendment No. 3 (the “Amendment No. 3”) dated 17 May 2013 and (d) an amendment No. 4 (the “Amendment No. 4”) dated as of even date herewith relating to the manufacture and the sale by the Seller and the purchase by the Buyer of the NEO Aircraft and as otherwise amended and supplemented from time to time (the “Agreement”).

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2 shall have the meanings assigned thereto in the Agreement and/or Amendment No. 2 and/or Amendment No. 4, as the context may require.

Both parties agree that this Letter Agreement N°2, upon execution thereof, shall constitute an integral, nonseverable part of said Amendment N°2 and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Letter Agreement N°2.

Execution Version
AVOLON – A320 Purchase Agreement – Letter Agreement No. 2 to Amendment N°2 pursuant to Amendment No. 4
December 2014 ref. CLC-CT1408095	Page 1 of 3

LETTER AGREEMENT N°2 to AMENDMENT N°2 (as amended and restated pursuant to Amendment N°4)

1.	****

****

****

****

****

****

****

2.	****

2.1	****

****

****

****

****

****

****

****

3.	ASSIGNMENT

Notwithstanding any other provision of this Letter Agreement N°2 or of the Amendment N°2 or of the Agreement, unless otherwise agreed in writing between the Parties, this Letter Agreement N°2 and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

4.	CONFIDENTIALITY

The provisions of Clause 22.12 of the Agreement shall be incorporated in this Letter Agreement N°2 as if the same where set out herein mutatis mutandis.

4.	LAW AND JURISDICTION

This Letter Agreement Nº2 shall be governed by English law and clause 22.4 of the Agreement shall apply to this Letter Agreement Nº2 as if set out herein in full (with all necessary changes).

Execution Version
AVOLON – A320 Purchase Agreement – Letter Agreement No. 2 to Amendment N°2 pursuant to Amendment No. 4
December 2014 ref. CLC-CT1408095	Page 2 of 3

LETTER AGREEMENT N°2 to AMENDMENT N°2 (as amended and restated pursuant to Amendment N°4)

5.	COUNTERPARTS

This Letter Agreement Nº2 may be signed by the parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement N°2 to the Seller.

Agreed and Accepted		Agreed and Accepted

For and on behalf of		For and on behalf of

AVOLON AEROSPACE LEASING LIMITED		AIRBUS S.A.S.

By:	/s/ Deirdre Ni Chearbhail	By:	/s/ Christophe Mourey

Its:	Authorised Signatory	Its:	Senior Vice President Contracts

Date:	23 December 2014	Date:	23 December 2014

Execution Version
AVOLON – A320 Purchase Agreement – Letter Agreement No. 2 to Amendment N°2 pursuant to Amendment No. 4
December 2014 ref. CLC-CT1408095	Page 3 of 3